                                                                    Exhibit 10.2

================================================================================




                        THE McGRAW-HILL COMPANIES, INC.

                   -----------------------------------------


                                 $625,000,000

                          FIVE-YEAR CREDIT AGREEMENT


                                 dated as of


                                August 15, 2000

                   -----------------------------------------


           CHASE SECURITIES INC., as Lead Arranger and Book Manager


                          THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                            BANK OF AMERICA, N.A.,
                            as Co-Syndication Agent

                               CITIBANK, N.A.,
                            as Co-Syndication Agent

                      DEUTSCHE BANK AG NEW YORK BRANCH,
                            as Co-Syndication Agent




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
                                   ARTICLE I

                                   Definitions................................       1
SECTION 1.01. Defined Terms...................................................       1
SECTION 1.02. Classification of Loans and Borrowings..........................      16
SECTION 1.03. Terms Generally.................................................      16
SECTION 1.04. Accounting Terms; GAAP..........................................      17


                                   ARTICLE II

                                   The Credits................................      17
SECTION 2.01. Commitments.....................................................      17
SECTION 2.02. Loans and Borrowings............................................      17
SECTION 2.03. Requests for Revolving Borrowings...............................      18
SECTION 2.04. Competitive Bid Procedure.......................................      19
SECTION 2.05. Swingline Loans.................................................      22
SECTION 2.06. Funding of Borrowings...........................................      23
SECTION 2.07. Interest Elections..............................................      24
SECTION 2.08. Termination and Reduction of Commitments........................      25
SECTION 2.09. Repayment of Loans; Evidence of Debt............................      26
SECTION 2.10. Prepayment of Loans.............................................      27
SECTION 2.11. Fees............................................................      27
SECTION 2.12. Interest........................................................      28
SECTION 2.13. Alternate Rate of Interest......................................      29
SECTION 2.14. Increased Costs.................................................      30
SECTION 2.15. Break Funding Payments..........................................      31
SECTION 2.16. Taxes...........................................................      32
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....      33
SECTION 2.18. Mitigation Obligations; Replacement of Lenders..................      34
SECTION 2.19. Proceeds........................................................      35

                                  ARTICLE III

                         Representations and Warranties.......................      35
SECTION 3.01. Organization, Powers and Good Standing..........................      35
SECTION 3.02. Authorization of Borrowing, etc.................................      36

SECTION 3.03. Financial Condition........................................   37
SECTION 3.04. No Adverse Material Change.................................   37
SECTION 3.05. Litigation.................................................   37
SECTION 3.06. Payment of Taxes...........................................   37
SECTION 3.07. Governmental Regulation....................................   38
SECTION 3.08. Securities Activities......................................   38
SECTION 3.09. ERISA......................................................   38


                                   ARTICLE IV

                                   Conditions............................   38
SECTION 4.01. Effective Date.............................................   38
SECTION 4.02. Each Credit Event..........................................   39


                                   ARTICLE V

                              Affirmative Covenants......................   40
SECTION 5.01. Financial Statements and Other Reports.....................   40
SECTION 5.02. Corporate Existence........................................   42
SECTION 5.03. Payment of Taxes...........................................   42
SECTION 5.04. Maintenance of Properties; Insurance.......................   43
SECTION 5.05. Compliance with Laws.......................................   43
SECTION 5.06. Notices of ERISA Event.....................................   43


                                   ARTICLE VI

                               Negative Contents.........................   43
SECTION 6.01. Fundamental Changes........................................   43
SECTION 6.02. Liens......................................................   44
SECTION 6.03. Financial Covenants........................................   44
SECTION 6.04. Use of Proceeds............................................   44


                                   ARTICLE VII

                                   Events of Default.....................   45
SECTION 7.01. Failure to Make Payments When Due..........................   45
SECTION 7.02. Default in Other Agreements................................   45
SECTION 7.03. Breach of Certain Covenants................................   46
SECTION 7.04. Breach of Warranty.........................................   46
SECTION 7.05. Other Defaults Under Agreement.............................   46
SECTION 7.06. Change In Control..........................................   46
SECTION 7.07. Involuntary Bankruptcy; Appointment of Receiver, etc.......   46

SECTION 7.08. Voluntary Bankruptcy; Appointment of Receiver, etc.........   47
SECTION 7.09. Judgments and Attachments..................................   47
SECTION 7.10. Involuntary Dissolution....................................   48
SECTION 7.11. ERISA Event................................................   48


                                   ARTICLE VIII

                              The Administrative Agent...................   48



                                   ARTICLE IX

                                   Miscellaneous..........................  51
SECTION 9.01. Notices.....................................................  51
SECTION 9.02. Waivers; Amendments.........................................  51
SECTION 9.03. Expenses; Indemnity; Damage Waiver..........................  52
SECTION 9.04. Successors and Assigns......................................  54
SECTION 9.05. Survival....................................................  56
SECTION 9.06. Counterparts; Integration; Effectiveness....................  56
SECTION 9.07. Severability................................................  57
SECTION 9.08. Right of Setoff.............................................  57
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process..  57
SECTION 9.10. Waiver of Jury Trial........................................  58
SECTION 9.11. Headings....................................................  58
SECTION 9.12. Confidentiality.............................................  59

SCHEDULES:
---------

Schedule 2.01 -- Commitments
Schedule 3.01 -- Material Subsidiaries
Schedule 3.05 -- Material Litigation
Schedule 6.02 -- Existing Liens



EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of General Counsel of Borrower

          FIVE-YEAR CREDIT AGREEMENT dated as of August 15, 2000, among THE McGRAW-HILL COMPANIES, INC. (the "Borrower"), the several banks and other
                                  --------
financial institutions from time to time parties hereto (the "Lenders") and THE
                                                              -------
CHASE MANHATTAN BANK ("Chase"), as administrative agent (in such capacity, the
                       -----
"Administrative Agent").
 --------------------
          The parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurodollar
           ---------------
Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and Fitch, respectively, applicable on such date to the Index
Debt:

       ===================================================================
                                             Eurodollar      Facility Fee
                                             ----------      ------------
         Index Debt Ratings:                  Spread             Rate
         ------------------                   ------             ----
       -------------------------------------------------------------------
        Category 1: * AA-/Aa3                 0.120%            0.060%
         --------------------
       -------------------------------------------------------------------
        Category 2: * A/A2                    0.130%            0.070%
        ------------------
       -------------------------------------------------------------------
        Category 3: * A-/A3                   0.145%            0.080%
        -------------------
       -------------------------------------------------------------------
        Category 4: * BBB+/Baa1               0.185%            0.090%
        -----------------------
       -------------------------------------------------------------------
        Category 5: ** BBB/Baa2               0.230%            0.120%
        -----------------------
       ===================================================================
       * more than or equal to       ** less than or equal to

          For purposes of the foregoing, (i) if either Moody's or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and Fitch for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or Fitch shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "A" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "BofA" means Bank of America, N.A.
           ----

          "Borrower" means The McGraw-Hill Companies, Inc., a New York
           --------
corporation.

          "Borrowing" means (a) Revolving Loans of the same Type, made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Revolving
           -----------------
Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term

          "Business Day" shall also exclude any day on which banks are not open
           ------------
for dealings in dollar deposits in the London interbank market.

          "Capitalized Lease" means any lease which is or should be capitalized
           -----------------
on the balance sheet of the lessee in accordance with GAAP existing on the date hereof and Statement No. 13 of the Financial Accounting Standards Board.

          "Capitalized Lease Obligations" means the amount of the liability
           -----------------------------
reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP existing on the date hereof and Statement No. 13 of the Financial Accounting Standards Board.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Citibank" means Citibank, N.A.
           --------

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

          "Competitive Bid" means an offer by a Lender to make a Competitive
           ---------------
Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
Competitive Bids in accordance with Section 2.04.

          "Competitive Loan" means a Loan made pursuant to Section 2.04.
           ----------------

          "Compliance Certificate" has the meaning assigned to that term in
           ----------------------
Section 5.01(b)(i) hereof.

          "Consolidated Cash Flow" of the Borrower and the Subsidiaries for any
           ----------------------
period (the "Determination Period") means the sum of (i) Consolidated Net Income for the Determination Period, plus (ii) all amounts deducted in the determination of such Consolidated Net Income in respect of (a) depreciation and amortization (including without limitation amortization of assets held under Capitalized Leases), (b) Consolidated Interest Expense, (c) provisions for taxes based on or measured by income; provided, however, that (A) if during the
                                --------  -------
Determination Period the Borrower disposes of any asset, the sum of (x) the net income (loss) produced by such asset, before extraordinary items, during the portion of the Determination Period prior to the date on which such asset was disposed of, plus (y) all amounts deducted in determining such net income (loss) for such period in respect of depreciation and amortization (including without limitation amortization of assets held under Capitalized Leases), interest on Indebtedness, and provisions for taxes based on or measured by income shall be excluded on a pro forma adjusted and consolidated basis in Consolidated Cash Flow for the Determination Period (to the extent they would otherwise have been included thereto), and (B) if during the Determination Period the Borrower makes an investment in any asset, the sum of (x) the net income (loss) produced by such asset, before extraordinary items, during the portion of the Determination Period prior to the date on which such investment in such asset was made, plus
(y) all amounts deducted in determining such net income (loss) for such period in respect of depreciation and amortization (including, without limitation, amortization of assets held under Capitalized Leases), interest on Indebtedness, and provisions for taxes based on or measured by income shall be included on a pro forma adjusted and consolidated basis in Consolidated Cash Flow for the Determination Period (to the extent they would have otherwise been excluded therefrom); provided further, however, Consolidated Cash Flow for any
            -------- -------  -------
Determination Period shall be reduced by an amount equal to that amount comprising consolidated capital expenditures associated with the book publishing business during such Determination Period.

          "Consolidated Interest Expense" means, for any period, the interest
           -----------------------------
expense of the Borrower and its Subsidiaries determined on a consolidated basis in conformity with GAAP existing on the date hereof including, without limitation, (i) the amortization of debt discount, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any obligation with respect to a Capitalized Lease allocable to interest expense.

          "Consolidated Net Income" for any period means the net income (or
           -----------------------
loss) of the Borrower and its Subsidiaries for such period before extraordinary items, determined in accordance with GAAP existing on the date hereof on a consolidated basis, after eliminating all intercompany items, provided that there shall be excluded (i) income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its consolidated Subsidiaries by such other Person during such Period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of the income is not at the time permitted, (iv) any after-tax gains (but not pre-tax losses) attributable to sales of assets out of the ordinary course of business and any after-tax gains on pension reversions received by such Person and its consolidated Subsidiaries and (v) any income (or loss) attributable to any lease of property (whether real, personal or mixed) under which the Borrower or any of its Subsidiaries is the lessor; provided,
                                                                   --------
however, there shall be excluded from any calculation pursuant to any of clauses
-------
(ii)-(iv) any income or loss attributable to assets purchased or sold, as the case may be, having an individual or aggregate (for any consecutive twelve month period) fair market value of less than $50,000,000.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Co-Syndication Agent" means BofA, Citibank and Deutsche Bank.
           --------------------

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Determination Date" means, as used in connection with any
           ------------------
certificate, report or calculation delivered hereunder, the date (which shall be specified in such certificate, report or calculation) as of which the determinations set forth in such certificate, report or calculation are made.

          "Deutsche Bank" means Deutsche Bank AG New York Branch.
           -------------

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means federal, state, local and foreign laws or
           ------------------
regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan pursuant to Section 4041(c) or 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability or any liability with respect to the withdrawal of such Person from any Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan to which the Borrower or any ERISA Affiliate has an obligation to contribute setting forth a determination that the Borrower or any ERISA Affiliate has incurred liability as a result of the insolvency or reorganization of such Multiemployer Plan, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Exchange Act" means the Securities Exchange Act of 1934, as from time
           ------------
to time amended, and any successor statutes.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or any state or local government or taxing authority in the United States of America, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Existing Facility" means the $800,000,000 Credit Agreement, dated as
           -----------------
of February 13, 1997, among the Borrower, the lenders parties thereto and Chase, as administrative agent.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Quarter" means a quarterly period beginning on the first day
           --------------
of January, April, July and October in each Fiscal Year.

          "Fiscal Year" means an annual period beginning on January 1 in each
           -----------
year and ending on December 31 of such year.

          "Fitch" means Fitch IBCA, Inc.
           -----

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America in effect from time to time except as specifically noted.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" means, with respect to any Person, (i) any guarantee,
           ---------
reimbursement agreement or similar contingent obligation made by such Person in respect of any Indebtedness of any other Person, (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person, (a) to pay the Indebtedness of such other Person,
(b) to purchase an obligation owed by such other Person, (c) to purchase or lease assets under circumstances that would enable such other Person to discharge such credit of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such other Person, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto, and (iii) any liability, (other than Indebtedness which is recourse to a Subsidiary of the Borrower, the only asset of which is its interest in the partnership of which the Subsidiary is the general partner, and which Indebtedness is non-recourse to the Borrower) as a general partner of a partnership in respect of Indebtedness of such partnership; provided, however, that the
             --------  -------
term Guarantee shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Borrower and its Subsidiaries which would constitute Guarantees solely by virtue of the continuing liability of any such Person which has sold assets subject to liabilities for liabilities which were assumed by another Person acquiring the assets which were sold, unless such liability is required to be carried on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the amount which would have to be carried on the balance sheet of the guarantor in respect of such Guarantee in accordance with GAAP.

          "Indebtedness" means, with respect to any Person, all obligations, for
           ------------
the repayment of borrowed money, which in accordance with GAAP in effect on the date hereof should be classified upon such Person's balance sheet as liabilities, but in any event including (i) liabilities for the repayment of borrowed money to the extent secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof, whether or not the liability secured thereby shall have been assumed by such Person and (ii) all Guarantees of such Person.

          "Indebtedness to Cash Flow Ratio" means the ratio of (i) Indebtedness
           -------------------------------
of the Borrower at the Determination Date to (ii) the Consolidated Cash Flow for the four consecutive Fiscal Quarters ending immediately prior to the Determination Date.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Independent Public Accountant" means any of the firms of public
           -----------------------------
accountants (or their survivors in any merger therewith) currently referred to as the "Big Six" or any other firm of public accountants of nationally recognized stature which is (i) independent (as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act) from the Person the financial statements of which are being reported on, (ii) selected by such Person and (iii) reasonably acceptable to the Required Lenders.

          "Index Debt" means senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other
           ---------------------
than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing,
           ---------------
the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect, (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest
                                           --------
Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest

Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for
                      ---------
such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof) or any sale of receivables with recourse against the seller.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" has the meaning assigned to that term in Regulation U
           ------------
of the Board as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

          "Material Subsidiary" means each Subsidiary that is a "significant
           -------------------
subsidiary" as defined in Regulation (S) 230.405 promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Maturity Date" means August 15, 2005.
           -------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Notes" means the Revolving Notes and the Swingline Note.
           -----

          "Officer's Certificate" means, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its President, its Chief Financial Officer or its Treasurer.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes, assessments or governmental charges or levies (including any Lien imposed by ERISA arising out of an ERISA Event), either not yet delinquent or so long as the amount, applicability or validity of the same is being contested in good faith provided that any proceedings commenced for the foreclosure on such Liens have been duly suspended and adequate reserves, if any, have been established therefor in accordance with GAAP;

          (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent for a period of more than 45 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) Any attachment or judgment Lien unless the attachment or judgment it secures shall remain undischarged and execution thereof shall remain unstayed pending appeal for a period of 60 days;

          (e) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f)  Any interest or title of a lessor under any lease; and

          (g) Liens arising from equipment leases entered into in the ordinary course of business.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided
                                                                      --------
that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

          "Requirement of Law" means, as to any Person, any law, treaty, rule or
           ------------------
regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Loans and Swingline Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.
           --------------

          "Revolving Note" means a promissory note executed and delivered
           --------------
pursuant to Section 2.09(e) evidencing the Revolving Loans made by a Lender.

          "Securities Act" means the Securities Act of 1933, as from time to
           --------------
time amended, and any successor statutes.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (a) with respect to the Base CD Rate, to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) three months and (b) with respect to the LIBO Rate, to which the Lender is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Swingline Commitment" means the commitment of the Swingline Lender
           --------------------
made in Section 2.05(a).

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.05.
           --------------

          "Swingline Note" means a promissory note executed and delivered
           --------------
pursuant to Section 2.09(e) evidencing the Swingline Loans made by the Swingline Lender.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "364-Day Credit Agreement" means the 364-Day Credit Agreement, dated
           ------------------------
as of August 15, 2000 (as amended, modified or replaced from time to time), among the Borrower, the lenders parties thereto and The Chase Manhattan Bank, as administrative agent.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         --------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                     ---
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ---
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
 ---
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ---                                        ---
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ---
Borrowing").

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the
                                   --------
Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01.  Commitments.  Subject to the terms and conditions set
                         -----------
forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02.  Loans and Borrowings.  (a) Each Revolving Loan shall be
                         --------------------
made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and
                                     --------
Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise
                                                      --------
of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and shall not cause the Borrower to incur as of the date of the exercise of such option any greater liability than it shall then have under Sections 2.14 and 2.16.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and shall be in an aggregate minimum amount of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of 10 Eurodollar Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03.  Requests for Revolving Borrowings.  To request a
                         ---------------------------------
Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)    the aggregate amount of the requested Borrowing;

          (ii)   the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Competitive Bid Procedure.  (a) Subject to the terms
                         -------------------------
and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided
                                                                     --------
that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the
                                                        --------
Borrower may submit up to (but not more than) 3 Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to
                              --------
give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate for a particular interest period if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate for the same interest period, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive
                                        ----------------
Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05.  Swingline Loans.  (a) Subject to the terms and
                         ---------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a
             --------
Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders),
                  ------- --------
and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

          SECTION 2.06.  Funding of Borrowings.  (a) Each Lender shall make each
                         ---------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided
                       --------
in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.  (a) Each Revolving Borrowing
                         ------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08.  Termination and Reduction of Commitments.  (a) Unless
                         ----------------------------------------
previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                         --------
shall be in minimum aggregate amounts of $10,000,000 (unless the Swingline Commitment and/or the total Commitment, as the case may be, at such time is less than $10,000,000, in which case, in an amount equal to the Swingline Commitment and/or the total Commitment at such time) and, if such reduction is greater than $5,000,000, in integral multiples of $5,000,000 in excess of such amount and
(ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        --------
of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the

Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a) The Borrower
                         ------------------------------------
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender with an outstanding Competitive Loan the then unpaid principal amount of such Competitive Loan on the last day of the Interest Period applicable to such Loan and (iii) to the Administrative Agent the then unpaid principal amount of each Swingline Loan on the Maturity Date; provided that on each date that a
                                          --------
Revolving Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If there is a conflict in entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section, the entries made in the accounts maintained by the Administrative Agent shall be such prima facie evidence of the existence and amounts of the
                    ----- -----
obligations.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

          SECTION 2.10.  Prepayment of Loans.  (a) The Borrower shall have the
                         -------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive
--------
Loan without the prior consent of the Lender thereof.

          (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given
                               --------
in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

          SECTION 2.11.  Fees.  (a) The Borrower agrees to pay to the
                         ----
Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure
--------
after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments
--------
terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee in an amount equal to 0.05% on the aggregate principal amount of the Loans outstanding for each day on which the sum of such Loans and the loans outstanding under the 364-Day Credit Agreement equal or exceed 50% of the sum of the total amount of the Commitments (or if the Commitments have terminated and Loans are outstanding, the Commitments as in effect immediately prior to termination) and the total amount of the commitments under the 364-Day Credit Agreement (or, if the commitments thereunder have terminated and there are loans outstanding, the commitments as in effect immediately prior to termination). Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing
                                     --------
after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12.  Interest.  (a) The Loans comprising each ABR Borrowing
                         --------
(including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant
                                     --------
to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13.  Alternate Rate of Interest.  If prior to the
                         --------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a

Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the
                                                       --------
circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.14.  Increased Costs.  (a) If any Change in Law shall:
                         ---------------
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement as is covered by Section 2.14 (c)); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) (excluding any such increased costs from Taxes or Excluded Taxes) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will upon notice by such Lender pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will upon notice by such Lender compensate such Lender or such Lender's holding company for any such reduction suffered to the extent allocable to this Agreement.

          (c) The Borrower shall pay to each Lender at any time when such Lender is required to maintain reserves for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board), additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender from the date of such requirement until such principal amount is paid in full or such requirement ceases at the rate per annum equal to (i) the LIBO rate for the relevant Interest Period multiplied by (ii) the Statutory Reserve Rate for such Lender minus (iii) such LIBO Rate, payable upon notice by such Lender on each Interest Payment Date for such Eurodollar Loan.

          (d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs
-------- -------
or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.15.  Break Funding Payments.  In the event of (a) the
                         ----------------------
payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding any loss of anticipated profits). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16.  Taxes.  (a)  Any and all payments by or an account of
                         -----
any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                            --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         -------------------------------------------------------
offs.  (a)  The Borrower shall make each payment required to be made by it
----
hereunder (whether of principal, interest, or fees, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 P.M., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided that (i) if any such
                                     --------
participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)
                         ----------------------------------------------
If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the
                          --------
prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.19.  Proceeds.  The proceeds of the Loans made by the
                         --------
Lenders to the Borrower shall be used for acquisitions, repurchases of capital stock of the Borrower, the funding of dividends payable to shareholders of the Borrower and for general corporate purposes of the Borrower.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          The Borrower represents and warrants to the Lenders that the following statements are true, correct and complete:

          SECTION 3.01.  Organization, Powers and Good Standing.  (a)  The
                         --------------------------------------
Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower has all requisite corporate power and authority (i) to own and operate its properties and to carry on its business as now conducted and proposed to be conducted, except where the lack of corporate power and authority would not have a Material Adverse Effect and (ii) to enter into this Agreement and to carry out the transactions contemplated hereby, and to issue the Notes.

          (b) The Borrower is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing would not have a Material Adverse Effect.

          (c) All of the Material Subsidiaries of the Borrower, as of the Effective Date, are identified in Schedule 3.01 annexed hereto. Each Material Subsidiary of the Borrower is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted except where failure to be in good standing or a lack of corporate power and authority would not have a Material Adverse Effect.

          SECTION 3.02.  Authorization of Borrowing, etc.  (a)  The execution,
                         -------------------------------
delivery and performance of this Agreement, and the issuance, delivery and payment of the Notes and the borrowing of the Loans have been duly authorized by all necessary corporate action by the Borrower.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the issuance, delivery and performance of the Notes by the Borrower, and the borrowing of the Loans do not and will not (i) violate any provision of law applicable to the Borrower or any of its Material Subsidiaries,
(ii) violate the Certificate of Incorporation or Bylaws of the Borrower or any of its Material Subsidiaries, (iii) violate any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Material Subsidiaries, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or any of its Material Subsidiaries, result in or require the creation or imposition of any Lien upon any of the material properties or assets of the Borrower or any of its Material Subsidiaries or require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or any of its Material Subsidiaries other than such approvals and consents which have been or will be obtained on or before the Effective Date; except for any violation, conflict, default, breach, lien or lack of approval the existence of which would not have a Material Adverse Effect.

          (c) The execution, delivery and performance by the Borrower of this Agreement and the issuance, delivery and performance by the Borrower of the Notes will not require on the part of the Borrower any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than any such registration, consent, approval, notice or other action which has been duly made, given or taken.

          (d) This Agreement is and each of the Notes when executed and delivered will be a legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.03.  Financial Condition.  The Borrower has delivered to the
                         -------------------
Administrative Agent the following materials: (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the year ended December 31, 1999 and (ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Quarters ended March 31, 2000 and June 30, 2000 (collectively, the "Financial Statements"). All such Financial Statements were prepared in accordance with GAAP except for the preparation of footnote disclosures for the unaudited statements. All such Financial Statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments.

          SECTION 3.04.  No Adverse Material Change.  Since December 31, 1999,
                         --------------------------
there has been no change in the business, operations, properties, assets or financial condition of the Borrower or any of its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to the Borrower and its Subsidiaries taken as a whole.

          SECTION 3.05.  Litigation.  Except as disclosed in the Financial
                         ----------
Statements delivered to the Lenders pursuant to Section 3.03 hereof or in
Schedule 3.05 to this Agreement, there is no action, suit, proceeding, governmental investigation (including, without limitation, any of the foregoing relating to laws, rules and regulations relating to the protection of the environment, health and safety) of which the Borrower has knowledge or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or affecting any property of the Borrower or any of its Subsidiaries which (i) challenges the validity of this Agreement or any Note or (ii) could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.06.  Payment of Taxes.  Except to the extent permitted by
                         ----------------
Section 5.03 hereof, the Borrower has paid or caused to be paid all taxes, assessments, fees and other governmental charges upon the Borrower and each of its Subsidiaries and upon their respective properties, assets, income and franchises, except for any taxes the failure of which to pay would not have a Material Adverse Effect or which are not yet due and payable or which are being contested in good faith. The Borrower does not know of any proposed tax assessment against the Borrower or such Subsidiary that would have a Material Adverse Effect, which is not being contested in good faith by the Borrower or such Subsidiary; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

          SECTION 3.07.  Governmental Regulation.  (a)  The Borrower is not
                         -----------------------
subject to regulation under the Public Utility Holding Company Act of 1935 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed as contemplated by this Agreement or by the Notes.

          (b) The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.08.  Securities Activities.  The Borrower is not engaged
                         ---------------------
principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          SECTION 3.09.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.


                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01.  Effective Date.  The obligations of the Lenders to make
                         --------------
Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kenneth M. Vittor, General Counsel to the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a financial officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and actual out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The Administrative Agent shall have received evidence satisfactory to it that the Existing Facility has been terminated and all amounts, if any, owing by the Borrower thereunder have been paid in full.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 20, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement (other than in Section 3.04 and Section 3.05(ii)) shall be true and correct in all material respects on and as of the date of such Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Reports.  The Borrower
                         --------------------------------------
and each of its Subsidiaries will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP and the Borrower will deliver to the Administrative Agent (which will deliver copies thereof to the Lenders) (except to the extent otherwise expressly provided below in subsection 5.01(b)(ii)):

          (a)(i) as soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year ending after the Effective Date the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, and the related consolidated statements of income and shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries in each case certified by the chief financial officer or controller of the Borrower that they fairly present the financial condition of the Borrower and its consolidated subsidiaries as at the dates indicated and the results of their operations and changes in their financial position, subject to changes resulting from audit and normal year-end adjustments, based on the Borrower's normal accounting procedures applied on a consistent basis (except as noted therein);

          (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such Fiscal Year, accompanied by a report thereon of an Independent Public Accountant which report shall be unqualified as to (w) the accuracy of all numbers or amounts set forth in such financial statements, (x) the inclusion or reflection in such financial statements of all amounts pertaining to contingencies required to be included or reflected therein in accordance with GAAP, (y) going concern and (z) scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Borrower and its consolidated subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as noted in such report and approved by such Independent Public Accountant) and that the examination by such Independent Public Accountant in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          The Borrower will be deemed to have complied with the requirements of
Section 5.01(a)(i) hereof if within 45 days after the end of each Fiscal Quarter (other than the final Fiscal Quarter) of each of its Fiscal Years, a copy of the Borrower's Form 10-Q as filed with the Securities and Exchange Commission with respect to such Fiscal Quarter is furnished to the Administrative Agent, and the Borrower will be deemed to have complied with the requirements of Section 5.01(a)(ii) hereof if within 90 days after the end of each of its Fiscal Years, a copy of the Borrower's Annual Report on Form 10-K as filed with the Securities and Exchange Commission with respect to such Fiscal Year is furnished to the Administrative Agent.

          (b)(i) together with each delivery of financial statements of the Borrower and its consolidated subsidiaries pursuant to subdivisions (a)(i) and (a)(ii) above, (x) an Officer's Certificate of the Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such signer's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its consolidated subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (y) an Officer's Certificate demonstrating in reasonable detail compliance with the restrictions contained in Section 6.03 hereof (a "Compliance Certificate") and, in addition, a written statement of the chief accounting officer, chief financial officer, any vice president or the treasurer or any assistant treasurer of the Borrower describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Officer's Certificate relating to compliance with Section 6.03 hereof;

          (ii) promptly upon their becoming available but only to the extent requested by the Administrative Agent, copies of all publicly available financial statements, reports, notices and proxy statements sent by the Borrower to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission;

          (iii) promptly upon (and in no event later than three days after) any of the chairman of the board, the chief executive officer, the president, the chief accounting officer, the chief financial officer or the treasurer of the Borrower obtaining actual knowledge (x) of any condition or event which constitutes an Event of Default or Default, or (y) of a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action, if any, the Borrower has taken, is taking and proposes to take with respect thereto;

          (iv) with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

          SECTION 5.02.  Corporate Existence.  Except as may result from a
                         -------------------
transaction permitted by Section 6.01 hereof, the Borrower will maintain its corporate existence in good standing and qualify and remain qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would have a Material Adverse Effect.

          SECTION 5.03.  Payment of Taxes.  The Borrower will, and will cause
                         ----------------
each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property when due which are material to the Borrower and its Subsidiaries, taken as a whole, provided, that no such amount need be paid if being contested in good faith by appropriate proceedings diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          SECTION 5.04.  Maintenance of Properties; Insurance. The Borrower will
                         -------------------------------------
maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties and equipment used or useful in its business. The foregoing sentence shall not be construed as to prohibit or restrict the sale or disposition of any assets of the Borrower or any of its Subsidiaries. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its material properties and business and the material properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

          SECTION 5.05.  Compliance with Laws. The Borrower and its Subsidiaries
                         --------------------
shall exercise all due diligence in order to comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules and regulations relating to the disposal of hazardous wastes and asbestos in the environment), noncompliance with which would have a Material Adverse Effect.

          SECTION 5.06.  Notices of ERISA Event. The Borrower will furnish to
                         ----------------------
the Administrative Agent and each Lender prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Fundamental Changes. The Borrower will not consolidate
                         -------------------
with or merge with or into, or transfer all or substantially all of its properties and assets to one or more Persons in one or a series of related transactions unless (i) if the Borrower is the surviving entity in any such transaction, after giving effect to such transaction, there would not exist any Default or Event of Default hereunder or (ii) if the Borrower is not the surviving entity in any such transaction, each of the Lenders (or in the case of any such transaction which is in the nature of an internal corporate reorganization of only the Borrower and its Subsidiaries and does not, in the reasonable judgement of the Required Lenders affect, in any material respect, the creditworthiness of the Borrower, the Required Lenders) consent to such transaction in advance.

          SECTION 6.02.  Liens. The Borrower will not, and will not permit any
                         -----
of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (a)  Liens in existence on the date hereof and set forth on Schedule
6.02 hereto;

          (b)  Permitted Liens;

          (c) Purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real or tangible personal property of the Borrower or any of its Subsidiaries existing or created at the time of acquisition thereof or within 90 days thereafter, and the renewal, extension or refunding of any such security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however,
                                                           --------  -------
that the principal amount of Indebtedness and Capitalized Lease Obligations secured by each such security interest in each item of property shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of the item subject thereto and that such security interests shall attach solely to the particular item of property so acquired; and

          (d) In addition to Liens permitted by clauses (a) through (c), the Borrower and its Subsidiaries may have attachment or judgment Liens and Liens securing the payment of Indebtedness, which Liens secure in the aggregate not more than $100,000,000.

          SECTION 6.03.  Financial Covenants. The Borrower shall not permit the
                         -------------------
Indebtedness to Cash Flow Ratio for each Determination Date which is the last day of a Fiscal Quarter of the Borrower to be greater than 4.0:1.0 at any time.

          SECTION 6.04.  Use of Proceeds. No portion of the proceeds of any
                         ---------------
borrowing under this Agreement shall be used by the Borrower in any manner which would cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following conditions or events ("Events of Default")
                                                         -----------------
shall occur and be continuing:

          SECTION 7.01.  Failure to Make Payments When Due. Failure to pay any
                         ---------------------------------
installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any other amount due under this Agreement (including, without limitation, the fees described in Section 2.11 hereof) or to pay interest on any Loan, in either case within 3 Business Days after the date when due.

          SECTION 7.02.  Default in Other Agreements. (a) Failure of the
                         ---------------------------
Borrower or any of its Material Subsidiaries to pay when due, after giving effect to any applicable grace period and to any waiver or extension granted thereunder, any principal or interest on any Indebtedness of the Borrower or any Material Subsidiary (other than Indebtedness referred to in subsection 7.01) and Capital Lease Obligations in a principal amount (individually or in the aggregate) of $50,000,000 or more.

          (b) The breach or default of the Borrower or any of its Subsidiaries with respect to any other term of any Indebtedness or Capital Lease Obligations in a principal amount (individually or in the aggregate) of $50,000,000 or more or any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach results in such Indebtedness or Capital Lease Obligations in a principal amount (individually or in the aggregate) of $50,000,000 or more becoming or being declared by the holders thereof to be due and payable prior to its stated maturity; provided that if the Borrower or any
                                          --------
of its Material Subsidiaries enters into or is a party (as a borrower, guarantor or other obligor) to any such loan agreement, mortgage, indenture or other agreement and such instrument contains a provision in the nature of a "cross-default" clause (whether as a default provision, a covenant or otherwise), such provision is hereby incorporated by reference in this Agreement, mutatis
                                                                 -------
mutandis, for the benefit of the Lenders and the Agent (and without giving
--------
effect to any amendment, modification or waiver unless such amendment, modification or waiver is intended solely to cure any ambiguity, omission, defect or inconsistency (which intention shall be determined in good faith by the Chief Financial Officer of the Borrower)); provided, further, that
                                               --------  -------
notwithstanding anything contained in this Agreement to the contrary, this
Section 7.02 shall not be applicable to any Indebtedness of, or Capitalized Lease Obligation (or loan agreement, mortgage, indenture or other agreement relating thereto) entered into by, a partnership (a "Partnership") of which any
                                                     -----------
Subsidiary of the Borrower is a general partner (a "General Partner") of said
                                                    ---------------
Partnership provided that (i) such General Partner's only asset is its interest
            --------
in the Partnership and (ii) such Indebtedness and/or Capitalized Lease Obligation, as the case may be, (A) is with recourse only to such asset, the assets of the Partnership and any asset or assets of any general partner or other entity that is not an Affiliate of the General Partner and (B) is without recourse to the Borrower and any of its other Subsidiaries.

          SECTION 7.03.  Breach of Certain Covenants. Failure of the Borrower to
                         ---------------------------
perform or comply with any term or condition contained in Section 5.02 or
Article 6 of this Agreement.

          SECTION 7.04.  Breach of Warranty. Any material representation or
                         ------------------
warranty made by the Borrower in this Agreement or in any statement or certificate at any time given by the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed to be made.

          SECTION 7.05.  Other Defaults Under Agreement. The Borrower shall
                         ------------------------------
default in the performance of or compliance with any term contained in this Agreement (other than any default described in any other provision of Section 7 hereof) and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from the Agent or any Lender of such default.

          SECTION 7.06.  Change In Control. (a) The acquisition (other than from
                         -----------------
the Borrower) by any Person or any "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Borrower or its Subsidiaries or any employee benefit plan of the Borrower or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Borrower's then outstanding voting securities entitled to vote generally in the election of directors; or (b) individuals who, as of the date hereof, constitute the Board of Directors of the Borrower (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Borrower, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this provision, considered as though such person were a member of the Incumbent Board.

          SECTION 7.07.  Involuntary Bankruptcy; Appointment of Receiver, etc.
                         -----------------------------------------------------
(a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law and is not stayed.

          (b) An involuntary case is commenced against the Borrower or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Material Subsidiaries for all or a substantial part of the property of the Borrower or any of its Material Subsidiaries is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Borrower or any of its Material Subsidiaries; and the continuance of any such events in subpart (b) for 90 days unless dismissed, bonded or discharged.

          SECTION 7.08.  Voluntary Bankruptcy; Appointment of Receiver, etc. The
                         --------------------------------------------------
Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrower or any of its Material Subsidiaries of any assignment for the benefit of creditors generally; or the inability or failure of the Borrower or any of its Material Subsidiaries, or the admission by the Borrower or any of its Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Borrower or any Material Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          SECTION 7.09.  Judgments and Attachments. Any money judgment, writ or
                         -------------------------
warrant of attachment, or similar process involving individually or at any one time in the aggregate an amount in excess of $100,000,000 (calculated net of insurance coverage, so long as such coverage has been accepted by the relevant insurance company or companies) shall be entered or filed against the Borrower or any of its Subsidiaries or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed, as the case may be, for a period of 90 days or in any event later than five days prior to the date of any announced sale thereunder; or

          SECTION 7.10.  Involuntary Dissolution. Any order, judgment or decree
                         -----------------------
shall be entered against the Borrower or any of its Material Subsidiaries decreeing the dissolution or split up of the Borrower or any of its Material Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

          SECTION 7.11.  ERISA Event. An ERISA Event shall have occurred that,
                         -----------
when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.07 or 7.08, the unpaid principal amount of and accrued interest on the Loans and any fees and other amounts owing by the Borrower under this Agreement and the Notes shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower and the obligation of each Lender to make any Loans shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agent, as directed by the Required Lenders, may, by written notice to the Borrower, declare all of the unpaid principal amount of and accrued interest on the Loans and any fees and other amounts owing by the Borrower under this Agreement and the Notes to be, and the same shall forthwith become immediately, due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate. Nevertheless, if at any time within 60 days after acceleration of the maturity of the Loans the Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all other fees or expenses then owed hereunder and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.02 hereof, then the Required Lenders by written notice to the Borrower may (in their sole discretion) rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon.

                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          It is agreed that the Co-Syndication Agents shall have no duties, responsibilities or liabilities hereunder in their capacities as such.

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------


          SECTION 9.01.  Notices. Except in the case of notices and other
                         --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 1221 Avenue of the Americas, New York, New York 10020, Attention of Frank Penglase, Senior Vice President and Treasurer (Telecopy No. (212) 512-4078), with a copy to Attention of Kenneth M. Vittor, Executive Vice President and General Counsel (Telecopy No. (212) 512-
4827);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden Telecopy No. (212) 552-5658, with a copy to The Chase Manhattan Bank, Chase Manhattan Plaza, 4th Floor, New York 10081, Attention of Bruce E. Langenkamp Telecopy No. (212) 270-7340;

          (c) if to the Swingline Lender, to The Chase Manhattan Bank, Agent Bank Services Group, Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden Telecopy No. (212) 552-5658; and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments. (a) No failure or delay by the
                         --------------------
Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or
             ----------------
otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver. (a) The Borrower
                         -----------------------------------
shall pay (i) all reasonable and actual out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and actual fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and actual out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from,
                 ----------
any and all losses, claims,
damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

          (d) To the extent permitted by applicable law, each of the Borrower, the Lenders and the Administrative Agent shall not assert, and hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the use of the proceeds thereof.

          (e) The Borrower shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements which may be imposed on, incurred by or asserted against an Indemnitee that is a Lender by another Lender or any entity which has purchased or otherwise acquired a participation in any Loan, Commitment or interest herein or in a Note of such Indemnitee to the extent such relate solely to or arise solely out of actions taken or not taken by the Indemnitee Lender in connection with matters that are of an "interbank nature". To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy or otherwise, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          (f) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns. (a) The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld it being understood that the Borrower will not be deemed to act unreasonably if it shall withhold consent on the basis of concerns relating to a proposed assignee's creditworthiness), (ii) except in the case of an assignment to a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise
               ----------------
required under this paragraph shall not be required if an Event of Default under
Section 7.07 or 7.08 has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                            -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that
                   --------
such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such
                                                      --------
pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any Federal Reserve Bank for such Lender as a party hereto.

          SECTION 9.05.  Survival. All covenants, agreements, representations
                         ---------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness. This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ---------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process. (a)  This Agreement shall be construed in accordance with and governed
-------
by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.   The Lenders shall hold all non-
                         ---------------
public information obtained pursuant to this Agreement which has been identified as such by the Borrower in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note, Loan or Commitment or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law
               --------
or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or request pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information so that either or both of them may seek an appropriate protective order; and further,
                                                                     -------
provided that in no event shall any Lender be obligated or required to return
--------
any materials furnished by the Borrower or any of its Subsidiaries.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   THE McGRAW-HILL COMPANIES, INC.


                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE CHASE MANHATTAN BANK,
                                   as Administrative Agent and as a Lender


                                   By:_________________________________
                                      Name:
                                      Title:

                                   BANK OF AMERICA, N.A.,
                                   as Co-Syndication Agent and as a Lender


                                   By:_________________________________
                                      Name:
                                      Title:

                                   CITIBANK, N.A.,
                                   as Co-Syndication Agent and as a Lender


                                   By:_________________________________
                                      Name:
                                      Title:

                                   DEUTSCHE BANK AG NEW YORK
                                   BRANCH AND/OR CAYMAN ISLANDS
                                   BRANCH, as Co-Syndication Agent and as a Lender


                                   By:_________________________________
                                      Name:
                                      Title:



                                   By:_________________________________
                                      Name:
                                      Title:

                                   BANCA DI ROMA -- NEW YORK
                                   BRANCH


                                   By:_________________________________
                                      Name:
                                      Title:



                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE BANK OF NEW YORK


                                   By:_________________________________
                                      Name:
                                      Title:

                                   FIRST UNION NATIONAL BANK


                                   By:_________________________________
                                      Name:
                                      Title:

                                   FLEET NATIONAL BANK


                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE FUJI BANK, LIMITED


                                   By:_________________________________
                                      Name:
                                      Title:

                                   NATIONAL WESTMINSTER BANK, PLC


                                   By:_________________________________
                                      Name:
                                      Title:

                                   THE NORTHERN TRUST COMPANY


                                   By:_________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A
                                   [FORM OF]
                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Five-Year Credit Agreement dated as of August __, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"),
                                                        ----------------
among The McGraw-Hill Companies, Inc., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans and Competitive Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

================================================================================================
                                                                Percentage Assigned of
                                                                Facility/Commitment (set
                                 Principal Amount               forth, to at least 8 decimals,
                                 Assigned (and identifying      as a percentage of the
                                 information as to              Facility and the aggregate
                                 individual Competitive         Commitments of all Lenders
                                            -----------
Facility                         Loans)                         thereunder)
--------                         -----                          ----------
------------------------------------------------------------------------------------------------
Commitment Assigned:             $                                                            %
------------------------------------------------------------------------------------------------
Revolving Loans:
------------------------------------------------------------------------------------------------
Competitive Loans:
================================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                             [Name of Assignor], as Assignor
                                             ------------------

                                             By: ______________________________
                                                 Name:
                                                 Title:


                                             [Name of Assignee], as Assignee
                                             ------------------

                                             By: ______________________________
                                                 Name:
                                                 Title:

The undersigned hereby consent to the within assignment:

The McGraw-Hill Companies, Inc.,

By: ________________________
    Name:
    Title:


The Chase Manhattan Bank, as                   The Chase Manhattan Bank,
Administrative Agent,                          Swingline Lender,

By: ___________________________                By: ___________________________
    Name:                                          Name:
    Title:                                         Title:

                                                                       Exhibit B

                                                   August 15, 2000

To The Chase Manhattan Bank,
as Administrative Agent

To each of the Lenders listed
on Schedule I hereto:

          I am the General Counsel of The McGraw-Hill Companies, Inc., a New York corporation (the "Borrower"). This opinion is being furnished to you pursuant to Section 4.01 of that certain 364-Day Credit Agreement and that certain Five-Year Credit Agreement, each dated as of August 15, 2000 (the "Agreements"), among the Borrower, each of the Lenders (the "Lenders") listed herein and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"). The undersigned has prepared this opinion and delivered it to the Lenders for their benefit at the request of the Borrower. Unless otherwise defined herein, the meanings of the capitalized terms used in this opinion shall be the same as those in the Agreements.

          I advise you that, in my opinion:

          1. The Borrower is and each Material Subsidiary of the Borrower is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and proposed to be conducted.
     The Borrower is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification reasonably necessary and where the failure to qualify would have a Material Adverse Effect.

          2. The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action by the Borrower.

          3. The execution, delivery and performance by the Borrower of the Agreements do not and will not (i) violate any provision of law applicable to the Borrower, or any of its Material Subsidiaries, the Restated Certificate of Incorporation or By-Laws of the Borrower or the Certificate of Incorporation or By-Laws of any of its Material Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Material Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or any of its Material Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the material properties or assets of the Borrower or any of its Material Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or any of its Material

     Subsidiaries other than such approvals or consents which have been obtained or will be obtained on or before the Effective Date; except for any
                                                          ------
     violation, conflict, default, breach, Lien or lack of approval the existence of which would not have a Material Adverse Effect.

          4. The Borrower has duly executed and delivered the Agreements. The Agreements are the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by the application of bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

          5. Except as disclosed in the Financial Statements delivered to the Lenders pursuant to Section 3.03 of the Agreements, there is no action, suit, proceeding, governmental investigation or arbitration of which I have knowledge (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or, to my knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any property of the Borrower or any of its Subsidiaries which (i) challenges the validity of the Agreements or (ii) could reasonably be expected to have a Material Adverse Effect.

          6. The execution, delivery and performance by the Borrower of the Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body other than any such registration, consent, approval, notice or other action which has been duly made, given or taken.

          7. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8. The Borrower is not subject to regulation under any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated by the Agreements.

          I am admitted to the practice law in the State of New York. No opinion is expressed herein with respect to any laws other than those of the State of New York and the United States.


                                          Very truly yours,


                                          Kenneth M. Vittor

                                   SCHEDULE I
                                   ----------

The Chase Manhattan Bank
Citibank, N.A.
Bank of America
Deutsche Bank AG New York
First Union National Bank
National Westminster Bank PLC
The Bank of New York
The Fuji Bank Limited
The Northern Trust Company
Banca di Roma
Fleet National Bank

                                                                SCHEDULE 2.01 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                             LENDERS' COMMITMENTS
                             --------------------

--------------------------------------------------------------------------------
                                LENDER                             COMMITMENT
                                ------                             ----------
--------------------------------------------------------------------------------
  The Chase Manhattan Bank                                          $95,000,000

  Domestic and Eurodollar Lending Office:
  One Chase Manhattan Plaza
  New York, N Y 10081
  Attention: Linda Wisnieski
  Telephone: (212) 522-6414
  Facsimile: (212) 522-4266
--------------------------------------------------------------------------------
  Bank of America, N.A.                                             $85,000,000

  Domestic and Eurodollar Lending Office:
  130 Liberty Street
  New York, NY 10006
  Attention: Mary Jo Jolly
  Telephone: (212) 250-5860
  Facsimile: (212) 250-7351
--------------------------------------------------------------------------------
  Citibank, N.A.                                                    $85,000,000

  Domestic and Eurodollar Lending Office:
  1 Court Square 7/3
  Long Island City, NY 11120
  Attention: Sandy Rivera
  Telephone: (718) 248-7205
  Facsimile: (718) 248-4844
--------------------------------------------------------------------------------
  Deutsche Bank AG New York and/or Cayman Islands Branch            $85,000,000

  Domestic and Eurodollar Lending Office:
  31 West 52/nd/ Street
  New York, NY 10019
  Attention: William W. McGinty
  Telephone: (212) 469-8662
  Facsimile (212) 469-7070
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LENDER                             COMMITMENT
                                ------                             ----------
--------------------------------------------------------------------------------
  Banca di Roma -- New York Branch                                  $25,000,000

  Domestic and Eurodollar Lending Office:
  34 East 51/st/ Street
  New York, NY 10022
  Attention: Steven Paley
  Telephone: (212) 407-1791
  Facsimile: (212) 407-1740
--------------------------------------------------------------------------------
  The Bank of New York                                              $50,000,000

  Domestic and Eurodollar Lending Office:
  One Wall Street
  New York, NY 10286
  Attention: Trisha E. Hardy
  Telephone: (212) 635-8473
  Facsimile: (212) 635-8595
--------------------------------------------------------------------------------
  First Union National Bank                                         $50,000,000

  Domestic and Eurodollar Lending Office:

  Attention:
  Telephone:
  Facsimile:
--------------------------------------------------------------------------------
  Fleet National Bank                                               $50,000,000

  Domestic and Eurodollar Lending Office:
  100 Federal Street
  Boston, MA 02110
  Attention: Julie V. Jalelian
  Telephone: (617) 374-4105
  Facsimile: (617)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LENDER                             COMMITMENT
                                ------                             ----------
--------------------------------------------------------------------------------
  Fuji Bank Limited                                                 $25,000,000

  Domestic and Eurodollar Lending Office:
  Two World Trade Center
  New York, NY 10046
  Attention: Yua Tanaka
  Telephone: (212) 898-2000
  Facsimile: (212) 321-9407
--------------------------------------------------------------------------------
  National Westminster Bank PLC                                     $37,500,000

  Domestic Lending Office:
  National Westminster Bank PLC/New York Branch
  175 Water Street, 19th Floor
  New York, NY 10038
  Telephone: (212) 602-4180
  Facsimile: (212) 602-4118

  Eurodollar Lending Office:
  National Westminster Bank PLC/Nassau Branch
  175 Water Street, 19th Floor
  New York, NY 10038
  Telephone: (212) 602-4180
  Facsimile: (212) 602-4118
--------------------------------------------------------------------------------
  The Northern Trust Company                                        $37,500,000

  Domestic and Eurodollar Lending Office:
  50 South Lasalle Street
  Chicago, IL 60675
  Attention: Lisa M. Taylor
  Telephone: (312) 444-4196
  Facsimile: (312) 630-6062
--------------------------------------------------------------------------------
  TOTAL:                                                           $625,000,000
--------------------------------------------------------------------------------

                                                                SCHEDULE 3.01 TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                             MATERIAL SUBSIDIARIES
                             ---------------------


                                     None.

                                                                SCHEDULE 3.05 TO
                                                                CREDIT AGREEMENT
                                                                ----------------


                              MATERIAL LITIGATION
                              -------------------


                                     None.

                                                                SCHEDULE 6.02 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                                     LIENS
                                     -----


                                     None.